As filed with the Securities and Exchange Commission on July 21, 1999
                                        Registration No. 333-

               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        BRONZE MARKETING, INC.
            (Name of small business issuer in its charter)


        Nevada                                                 87-0578370
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number)Identification No.)


        426 South 1000 East, #704, Salt Lake City, Utah 84102
                            (801) 537-1257
(Address & telephone number of principal executive offices & place of business)


                            Heather Hamby
        426 South 1000 East, #704, Salt Lake City, Utah 84102
                            (801) 537-1257
      (Name, address and telephone number of agent for service)


                              Copies to:
                   Thomas G. Kimble & Van L. Butler
                    THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, #440
                      Salt Lake City, Utah 84111
                            (801) 531-0066


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                   CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to be Proposed Maximum    Proposed Maximum Amount
of Securities to be  Registered   Offering Price/Unit Aggregate Price  of fee
Registered

Warrants; underlying 1,000,000   $ 1.00               $ 1,000,000      $278.00
Common Stock

     TOTALS                                                             278.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                        BRONZE MARKETING, INC.
                   1,000,000 SHARES OF COMMON STOCK
              UNDERLYING COMMON STOCK PURCHASE WARRANTS

     Bronze Marketing, Inc. (the "Company"), has registered:

bullet 1,000,000 Warrants, to be distributed as soon as practicable after the date of this Prospectus to common stockholders of record as of __________, 1999.
bullet 1,000,000 shares of $.001 par value common stock, issuable upon exerciseof the Warrants, at $1.00 per share underlying Warrants.

     Each Warrant you hold entitles you to purchase one share of our common stock, at any time up until June 30, 2002, provided this Prospectus is still current or has been updated. Whether a current prospectus is in effect or not, we can call and redeem the Warrants for $.01 per Warrant, on 30 days notice, at any time after the date of this Prospectus.

     Prior to this offering, only a limited public market has existed for our common stock. You are not assured that any market will continue in the future. Our common stock is quoted on the NASD Electronic Bulletin Board under the Symbol "BNZE". The current bid price quotation is $.50. We arbitrarily determined the exercise and redemption prices of the Warrants, which bear no relationship to assets, shareholders equity or any other objective criteria of value.

     We are a new company formed to provide inventory financing for bronze artwork being created by a relative of the Company's President. See "Business."


YOU SHOULD NOT PURCHASE THESE SECURITIES IF YOU CANNOT AFFORD TO RISK THE LOSS OF YOUR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, SUCH AS THOSE DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
     SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
         SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
              OF THE PROSPECTUS.  ANY REPRESENTATION TO
                THE CONTRARY IS A CRIMINAL OFFENSE.

Warrants are being distributed without cash consideration. Shares of our common stock are being offered by the Company only to the holders of the Warrants, and will be sold by the Company without any underwriting discounts or other commissions. The offering price is payable in cash upon exercise of the Warrants. No minimum number of Warrants must be exercised, and no assurance exists that any Warrants will be exercised.

      The date of this Prospectus is                     , 1999

     TABLE OF CONTENTS                                            Page

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

COMPARATIVE DATA . . . . . . . . . . . . . . . . . . . . . . . . . . 9

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

MARKET INFORMATION & DIVIDEND POLICY . . . . . . . . . . . . . . . . 9

MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . . . . .10

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .13

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .15

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . .16

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . .19

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . F-1

                          PROSPECTUS SUMMARY

       This summary highlights important information. As a summary, it is necessarily incomplete and does not contain all the information you should consider before investing. You should read the entire Prospectus carefully.

                              OUR COMPANY

       Bronze Marketing, Inc. is engaged in business to provide inventory financing for bronze artwork being created by a relative of the Company's President, to enable the artwork to be consigned to and exhibited in various retail outlets to facilitate the marketing and sale of such artwork. Pursuant to contractual arrangement with the artist, the Company will be entitled to a percentage of proceeds from the sale of such artwork, in return for providing such financing. See "Business."

       The address of our principal executive offices is 426 South 1000 East, #704, Salt Lake City, Utah 84102. Our telephone number is (801) 537-1257.

                              THE OFFERING

Securities           1,000,000 shares of our common stock, $.001 par
offered              value, underlying Warrants.  See "Description of
                     Securities".

Offering Prices      $1.00 per share underlying the Warrants.

Plan of Distribution Shares will be offered and sold without any discounts or other commissions, to holders of the Warrants, when they exercise them. See"Plan of Distribution."



Use of Proceeds      We could potentially receive gross proceeds of
                     as much as $1,000,000 from sale of the 1,000,000 shares of common stock issuable upon exercise of the Warrants, if all Warrants are exercised. Any proceeds will be used generally to provide additional working capital, but have not been specifically allocated, inasmuch as there is no assurance any of the Warrants will be exercised.

Transfer Agent       Interwest Transfer Company, Inc., 1981 East 4800 South,
                     Suite 100, Salt Lake City, Utah 84117,(801) 272-9294.

Securities Outstanding We are authorized to issue up to 24,000,000 shares of common stock and presently have 2,000,000 shares of common stock issued and outstanding. We have reserved from our authorized capital 1,000,000 shares of common stock for issuance upon exercise of the Warrants. We are also authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series with such rights and preferences as the Board of Directors may designate. The Board of Directors has not designated any series of preferred stock.


Warrants Each Warrant you hold entitles you to purchase one share of common stock at any time up until June 30, 2002, provided this Prospectus is still current or has been updated. The exercise price is $1.00 per share, subject to adjustment in certain events. Each of the Warrants is callable and can be redeemed by us for $.01 per Warrant on 30 days notice at any time after the date of this Prospectus. See "Description of Securities - Warrants."

Risk Factors         An investment in the Company is highly speculative.
                     You will suffer substantial dilution in the book value per share of the common stock compared to the purchase price. If substantial funds are not received from exercise of the Warrants, of which there is no assurance, the Company may require additional funding for which it has no commitments.
                     No person should invest who cannot afford to risk loss of the entire investment. See "Risk Factors."

                             RISK FACTORS

     The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this Prospectus before investing in the Company.

RISKS INHERENT IN A NEW START UP COMPANY

     Limited Operating History. Our Company was only recently incorporated, has no significant history of operations and is considered to be a development stage enterprise.

     Lack of Profitability. We have incurred net losses since inception, have an accumulated deficit, and no assurance of future profitability. See financial statements.

     Limited Capital/Need for Additional Capital. We presently have very limited operating capital and depend upon receipt of additional capital to expand. We have no assurance of receiving any proceeds from exercise of Warrants and no commitments for additional cash funding if no proceeds are received from Warrant exercise. See "Business".

     No Dividends. We do not currently intend to pay cash dividends on our common stock and do not anticipate paying such dividends at any time in the foreseeable future. At present, we will follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business. See "Dividend Policy."

     Limited Liability of Management. Provisions in our Articles of Incorporation and Bylaws limit the liability of officers and directors and require us to indemnify officers and directors to the full extent permitted by law. Nevada law provides that officers and directors have no personal liability to a company or its stockholders for monetary damages for breach of their fiduciary duties, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors. See "Certain Transactions - Conflicts of Interest".

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

     Dependence Upon Key Personnel. The Company will be substantially dependent upon the creative talents and abilities of the brother of the Company's President, who is the sculptor and artist who creates the artwork which the Company finances the marketing of. This individual is not an officer or director of the Company, but has entered into a contractual arrangement with the Company pursuant to which the Company provides inventory financing for the artwork created by this person in return for a percentage of any proceeds from sale of the artwork. See "Certain Transactions - Conflicts of Interest".

     Uncertain Market Acceptance. Our business involves the marketing of artwork which does not have a well established market demand. There is no assurance of market acceptance, and our business will be subject to all the risks associated with introducing and marketing new artwork.

     Competition. The marketing of artwork is intensely competitive, with many artists and others who have greater financial resources and marketing capabilities than we do. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed.

RISKS RELATED TO THE OFFERING

     No Assurance of Warrant Exercise and No Escrow of Funds. You have no assurance that any proceeds will be received from exercise of Warrants in this offering. Proceeds may not be sufficient to defray offering expenses. There is no escrow of funds received upon exercise because no minimum number of Warrants must be exercised. Any proceeds received will immediately be retained by us to be used in our business. The amount of capital currently available to us is very limited. In the event any proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing, for which we have no commitments or arrangements from commercial lenders or other sources. This creates an increased risk if you do exercise your Warrants, because you have no assurance that additional Warrants will be exercised or that we will receive any further funding.

     Risks of Warrant Exercise. Exercising Warrant holders are not assured they will be able to sell their common stock in the future at a price which equals or exceeds the exercise price.

     Current Prospectus and Registration Required for Exercise. You will be able to exercise your warrants to acquire the underlying common stock only if a current prospectus relating to the common stock is then in effect and such exercise is registered or exempt from registration under applicable securities laws of the state in which you reside. We intend to update the prospectus as necessary to maintain a current prospectus and federal and state registration or qualification for such exercise, but may not be able to do so at such time as you may wish to exercise. Whether a current prospectus is in effect or not, the Warrants are redeemable for nominal consideration at any time. If redeemed when no current prospectus is in effect, you will have no opportunity to exercise the Warrants, but will be compelled to accept the nominal redemption price.

     Dilution. If you exercise your Warrants to purchase the underlying shares of common stock, you will suffer substantial dilution in the purchase price of the stock compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the number of Warrants exercised. The fewer Warrants exercised, the greater dilution will be with respect to the Warrants that are exercised. See "Dilution."

     Potential Issuance of Additional Common and Preferred Stock. We are authorized to issue up to 24,000,000 shares of common stock and 1,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by our Board of Directors. Directors have the ability, without further shareholder approval, to issue additional shares of common and/or preferred stock to the extent of such authorization, for such consideration as they consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby. The designation and issuance of series of preferred stock in the future would create additional securities with dividend and liquidation preferences over the common stock offered hereby. The Board of Directors has not designated any series or issued any shares of preferred stock. See "Description of Securities."

     Anti-Takeover Provisions. The foregoing provisions in our articles of incorporation (namely the ability, without further stockholder approval, to issue additional shares of common stock and/or preferred stock with rights and preferences determined by the board of directors) could be used as anti-takeover measures. These provisions could prevent, discourage or delay a non-negotiated change in control and result in stockholders receiving less for their stock than they otherwise might in the event of a takeover attempt. See "Description of Securities".

     Arbitrary Determination of Offering Price. The exercise price of the Warrants was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise price be regarded as an indicator of any future market price of our securities.

     No Assurance of a Liquid Public Market for Securities. Although our common stock is eligible for quotation on the Electronic Bulletin Board maintained by the NASD, there has been no active public trading market. You have no assurance that an active trading market will develop or that if such a market does develop, that it will continue. As a result, an investment in our common stock may be totally illiquid and you may not be able to liquidate your investment readily or at all when you need or desire to sell.

     Volatility of Stock Prices. In the event that an established public market does develop for the shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to our activities, future financial condition and management. See "Plan of Distribution."

     Shares Eligible for Future Sale. 100,000 of the 1,000,000 shares of our common stock presently outstanding are freely tradeable, and all of the remaining shares are eligible for public resale under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of common stock in the public market could adversely affect the market price of the common stock. See "Shares Eligible for Future Sale".

     Applicability of Low Priced Stock Risk Disclosure Requirements. Our common stock is considered a low priced security under rules promulgated under the Securities Exchange Act of 1934 (The "Exchange Act"). Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

                               DILUTION

     Dilution is the difference between the Warrant exercise price of $1.00 per share, and the net tangible book value per share of common stock immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the March 31, 1999, consolidated financial statements of the Company, net tangible book value of the Company was $34,679 or approximately $.03 per common share. Prior to the exercise of any Warrants, the Company has 1,000,000 shares of common stock outstanding.

     If all the Warrants were to be exercised (of which there is no assurance), we would then have 2,000,000 shares of common stock outstanding. The estimated pro forma net tangible book value of the Company (which gives effect to receipt of the net proceeds from such exercise and issuance of the underlying shares of common stock, but does not take into consideration any other changes in net tangible book value subsequent to March 31, 1999), would then be $1,014,679 or approximately $.51 per share. This would result in dilution to persons exercising Warrants of $.49 per share, or 49% of the exercise price of $1.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.03 prior to the offering to $.51 after the offering, or an increase of $.48 per share attributable to exercise of the Warrants. The following table sets forth the estimated net tangible book value ("NTBV") per share after exercise of the Warrants and dilution to persons purchasing the underlying common stock.

Exercise of all Warrants:

Warrant exercise price/share                    $1.00

NTBV/share prior to exercise         $.03

Increase attributable to Warrant exercise .48

Pro forma NTBV/share after exercise                .51

Dilution                                        $ .49


     If less than all the Warrants are exercised, dilution to the exercising Warrant holders will be greater than the amount shown. The fewer Warrants exercised, the greater dilution will be.

                           COMPARATIVE DATA

     The following chart compares the prices paid for, and proportionate ownership in the Company represented by, common stock purchased since inception of the Company by initial shareholders and other present shareholders, to the price that will be paid and proportionate ownership in the Company represented by common stock that will be acquired by exercising Warrant holders, assuming all Warrants are exercised.

                  Shares Owned Percent Cash Paid Percent Price/share


Initial              900,000     45%    $ 5,400    .5%    $.006
Shareholders

Other Shareholders   100,000      5%   $ 35,000   3.4%    $.35

Warrant Holders    1,000,000     50% $1,000,000  96.1%   $1.00

                           USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of common stock underlying the Warrants at the exercise price of $1.00 per Share will vary depending upon the total number of Warrants exercised. If all Warrants were to be exercised (of which there is absolutely no assurance, nor any assurance that any Warrants will be exercised), we would receive gross proceeds of $1,000,000. Regardless of the number of Warrants exercised, we expect to incur offering expenses estimated at $20,000 for legal, printing and other costs in connection with the offering. Inasmuch as there is no assurance that any Warrants will be exercised nor any requirement that any minimum number of the Warrants be exercised, there are no escrow provisions. Any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes. Proceeds have not been specifically allocated, and the exact uses of the proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from Warrant exercise to finance additional artwork (i.e. sculptures).

                 MARKET INFORMATION & DIVIDEND POLICY

     The common stock of the Company is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board under the symbol "BNZE", but has not been traded in the over-the-counter market except on a very limited and sporadic basis. The only bid quotation has been $.50. The above price represents interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of July 19, 1999, there were approximately 47 record holders of the Company's common stock.

DIVIDEND POLICY

     The Company has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of our liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.

PLAN OF OPERATIONS.

     The Company was only recently incorporated on May 1, 1997. The Company has not generated significant revenues from operations and is still considered a development stage company. Management's plan of operation for the next twelve months is to continue using existing capital and any funds from exercise of warrants in this offering to provide financing for the creation of additional works of art and increased marketing exposure of such artworks, and also to provide general working capital during the next twelve months. Management believes that with the additional funding potentially receivable from warrant exercise in this offering, the Company could provide sufficient financing for many more copies of artwork to be made and placed on consignment to increase marketing exposure. Management is hopeful that increased marketing exposure will result in increases in sales sufficient to generate enough revenue to the Company to become profitable. However, there is no assurance of this nor any assurance with respect to the offering amount that may be raised from warrant exercise, because there is no assurance that all or any minimum number of the warrants will be exercised.

                               BUSINESS

HISTORY AND DEVELOPMENT OF THE COMPANY

     Bronze Marketing, Inc. (the "Company") was recently incorporated under the laws of the State of Nevada on May 1, 1997. In connection with the organization of the Company, the founders of the Company contributed $5,400 cash to initially capitalize the Company in exchange for 900,000 shares of common stock.

     On May 22, 1997, the Company commenced a public offering of up to 100,000 shares of its common stock, in reliance upon Rule 504 of Regulation D, promulgated by the U.S. Securities & Exchange Commission under the Securities Act of 1933. The offering closed in July, 1997. Pursuant thereto, the Company sold 100,000 shares of common stock, at $.35 per share, and raised gross proceeds of $35,000. This increased the total issued and outstanding common stock to 1,000,000 shares.

BUSINESS OF THE COMPANY

     The Company was formed to raise capital from public offerings of its securities, and use the capital or net proceeds from the offering to provide inventory financing to facilitate the marketing and sale of bronze sculptures and other artwork created by Michael Hamby, dba Michael Hamby Studios.
Michael Hamby is the brother of the President of the Company, Heather Hamby. Mr. Hamby is a freelance artist who has been engaged in business for the past several years creating, producing and marketing sculptures, paintings and illustrations. Mr. Hamby has developed a specialty in bronze sculptures and has created an inventory of almost two dozen original bronze sculptures which are being re-produced and marketed in limited editions of as few as seven and as many as one thousand copies per edition. These limited edition copies are being offered to the public at prices ranging from $300 to $38,000 per copy, depending on the particular sculpture and the number of copies in the edition.


     In order to provide increased exposure to the public of the bronze sculptures, so as to increase public awareness of Mr. Hamby's artwork, and reach greater numbers of people who might potentially be interested in acquiring such artwork, both Mr. Hamby and management of the Company believe it will be necessary to have these limited edition copies on display in as many art galleries as possible, as well as other retail outlets which are frequented by potential art purchasers. However, Mr. Hamby has found that such retail outlets are typically unwilling to take and display such items except on a consignment basis. Due to the lack of available financing, Mr. Hamby has been unable to effect any widespread distribution of his artwork on consignment.

     Consequently, management of the Company has entered into an arrangement with Mr. Hamby's studio pursuant to which the Company has agreed to attempt to raise capital through securities offerings, and use the net proceeds therefrom, to the extent thereof, to provide such financing. In return, Mr. Hamby has agreed that the Company will be entitled to a percentage of the gross proceeds received from the marketing and sale of such artwork, and has also granted certain rights to the Company with respect to the acquisition of such artwork to be created in the future. Under this arrangement, the Company pays for the cost of casting copies of most of Mr. Hamby's limited edition bronze sculptures. This cost typically is approximately 18-22% of the retail price. Mr. Hamby then arranges for these copies to be placed on consignment with art galleries or other retail outlets where they will be on display to be seen by the patrons of such establishments. Upon any sale thereof, the Company will be entitled to its percentage of gross proceeds. Under the formula worked out between the Company and Mr. Hamby, the Company will be entitled to receive 7% of the first $200,000 in gross sales annually, 5% of the next $300,000 in gross sales, and 3% of gross sales in excess of $500,000 annually. In addition, the Company has been granted the first right to purchase the first edition or copy of any limited edition bronze sculpture created by Mr. Hamby during 1997, 1998 or 1999. This agreement is for an initial term of three years, and is renewable by mutual agreement of the parties thereafter. Absolutely no assurance exists with respect to the amount of gross sales, if any, there might be under this arrangement, nor any assurance with respect to the length of time between the time the Company pays for the production cost of a sculpture and the time, if ever, that the Company will receive any proceeds from the sale thereof.

PRODUCTS AND SERVICES

     Mr. Hamby's current inventory of original sculptures include the following:

TITLE AND DESCRIPTION                     No. in     Retail Price
                                          Edition

"MIGRATION" (Running Buffalo)             1,000      $   300

"THE WATERING HOLE" (Buffalo Resting)     1,000      $   300

"THE LAST BUFFALO" (Buffalo ready for charge)200     $   850

"SACRED GROUND" (Lodge Pole with Buffalo skull)35    $ 1,200

"GUS" (Cowboy bust, 1st in series of four)29         $ 2,100

"HUNTING GROUNDS" (Buffalo skull with     50         $ 1,200
Rattlesnake)

"LOST BUT NOT FORGOTTEN" (Old Indian)     25         $ 3,900

"THE MOUNTAIN MAN" (Hunter with Bird)     31         $ 3,800

"FOURTH DOWN" (Two Buffalos Charging)     26         $ 4,800

"MEDICINE MAN" (Native American Bust)     27         $ 4,800

"SUPPER TIME" (Bald Eagle with Trout)     31         $ 4,800

"SPIRITS IN THE WIND" (Lodge Pole)        33         $ 4,800

"WAR PONY" (Indians protector dressed for 50         $ 2,500
battle)

"MONTANA SALLY" (Cowgirl Bust, 2nd in Series)29      $ 2,100

"WISDOM OF A CHIEF" (Indian figure)       33         $ 2,800

"A TEXAS TRADITION" (Texas Cowboy)        35         $ 3,200

"MY PRAYER" (Football Player in Prayer)   75         $ 1,800

"ALASKAN MONARCHS" (Moose)                50         $ 5,800

"RUNNIN THUNDER" (Buffalo)                200        $ 2,400

"MONTANA REX" (Bull)                      200        $ 2,400

"TRUTH IN JUSTICE" (Bald Eagle in Justice)10         $ 7,200

"THE MOUNTAIN MAN" (Life size Monument)   7          $38,000

COMPETITION

     The marketing of artwork in general and bronze sculptures in particular is a business which is intensely competitive, with many artists who have a more widespread reputation than Mr. Hamby, and many providers who have greater technical expertise, financial resources and marketing capabilities than we do. There is no assurance we will be able to overcome competitive disadvan-

tages we face as a small, start up company with limited capital. If the Company cannot compete effectively, regardless of the success of this offering, it will not succeed.

FACILITIES AND EMPLOYEES

      The Company presently has no lease or office facilities but will use the address of its President without charge for the time being. The President will work out of her home until such time as the Company commences active business operations and has the need to lease commercial office space and the ability to pay for such facilities. As of the date hereof, the Company has no full-time employees.

                        AVAILABLE INFORMATION

     The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

     As of the date of this Prospectus, the Company became subject to the informational requirements of the Exchange Act and, in accordance therewith, will electronically file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file such reports electronically with the Commission. Such site is accessible by the public through any Internet access service provider and is located at http://www.sec.gov.

     Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing Bronze Marketing, Inc., 426 South 1000 East, #704, Salt Lake City, Utah 84102.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the directors, executive officers and other significant employees of the Company, their ages, and all offices and positions with the Company. Each director is elected for a period of one year and thereafter serves until successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

                         Term Served As  Positions
Name of DirectorAge      Director/OfficerWith Company
                         Since inception
Heather Hamby29                         President, Secretary-
                                        Treasurer & Director


     This individual will serve as the sole officer and director of the Company. A brief description of her background and business experience follows:

     HEATHER HAMBY has been engaged in the fashion modeling industry for the past several years. After graduation from high school in 1987, Ms. Hamby attended college for two years, and then began a modeling career, initially in New York City. One year later, she received a modeling contract with McCarty Modeling Agency in Salt Lake City, Utah. In 1991, she began working for Kutte
- Le Gunn Modeling Agency and pursued her career there until 1996. In 1994 she began working with various Conventions and Trade Shows for a wide variety of companies nationwide, and is currently working as an independent model with Nordstrom Fashion Trend Shows. Ms. Hamby is the sister of Mike Hamby.

     There are no arrangements or understandings regarding the length of time a director of the Company is to serve in such a capacity.

EXECUTIVE COMPENSATION

     The Company was only recently incorporated, and has not paid any compensation to its executive officer and director to date. The Company has no employment agreement with nor key man life insurance with respect to management. Management is entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on behalf of the Company. The officer does not devote full time or a significant amount of time to the affairs of the Company, is not a full time employee and does not receive any salary or wage. There is no assurance regarding the length of time that this arrangement may continue, nor any assurance that the services of the officer will continue to be available for any specified length of time.

                         CERTAIN TRANSACTIONS

     In connection with the organization of the Company, its officers, directors and other stockholders paid an aggregate of $5,400 cash to purchase 900,000 shares of Common Stock of the Company at a price of $.006 per share. See "Principal Shareholders."

     In July, 1997, the Company completed an offering under Regulation D, Rule 504 as promulgated by the Securities and Exchange Commission and sold 100,000 shares of common stock, at $.35 per share, and raised gross proceeds of $35,000. These are free-trading shares.

     The Company has entered into an informal business arrangement with Michael Hamby Studios, as previously described herein. Michael Hamby is not an officer, director or shareholder of the Company, but is the brother of the Company's President, Heather Hamby.

CONFLICTS OF INTEREST

     Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

     Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an
improper personal benefit.    The Company's by-laws indemnify its Officers and
Directors to the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty. Therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                        PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock by each director of the Company, each beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of the Company as a group:

                      Title of  Amount & Nature of % of
Name and Address       Class    Beneficial OwnershipClass
                                   500,000 shares
Heather Hamby          Common                        50%
426 S. 1000 E. #704
Salt Lake City, UT 84102
Lynn Dixon                         400,000 shares
311 S. State, #460     Common                        40%
SLC, UT 84111

All officers and                   500,000 shares
directors as a group (1person) Common                50%



     The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership. See "Certain Transactions."

                      DESCRIPTION OF SECURITIES

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Additional Information."

COMMON STOCK

     The Company is presently authorized to issue 24,000,000 shares of $.001 par value common stock. The Company presently has 1,000,000 shares of common stock outstanding. The Company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

     The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

     The Company is also presently authorized to issue 1,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

WARRANTS

     The Company has declared a distribution of 1,000,000 common stock purchase warrants (the "Warrants") to shareholders of record as of __________, 1999. The Warrants are exercisable at $1.00 per share, prior to June 30, 2002, subject to effectiveness of registration of the Warrants and underlying shares.

          (a) The Company may redeem all or a portion of the Warrants, at $.01 per warrant, at any time upon 30 days' prior written notice to the warrant holders. The warrants may be redeemed whether or not a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his Warrants prior to the Redemption Date, as set forth on the Company's Notice of Redemption, will forfeit his right to purchase the shares of common stock underlying such Warrants, and after such Redemption Date any outstanding Warrants referred to in such Notice will become void and be canceled. If we do not redeem the warrants, they will expire at the conclusion of the exercise period unless extended by the Company.

          (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. We do not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

          (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, warrant holders will not be entitled to participate in the assets of the Company. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

          (d) The Warrants may be exercised by surrendering to the Company, a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

          (e) The Warrants will not be exercisable unless the Warrants and the shares of common stock underlying the Warrants are registered or otherwise qualified in applicable jurisdictions.

          (f) The Warrants are nontransferable by their terms, cannot be transferred without the consent of the Company and will be "restricted securities" pursuant to the definition of that term used in Rule 144. The Warrants will be stamped with a restrictive legend.

                   SHARES ELIGIBLE FOR FUTURE SALE

     Of the 1,000,000 shares of the Company's common stock outstanding prior to the exercise of any Warrants, 100,000 shares are currently freely tradeable. In addition, the 1,000,000 shares of common stock underlying the Warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of common stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold, pursuant to Rule 144, into any public market that may exist for the common stock. Future sales by current shareholders could depress the market prices of the common stock in any such market.

     In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

     This Prospectus and the registration statement of which it is part relate to the offer and sale of 1,000,000 shares of common stock of the Company issuable upon the exercise of the Warrants at an exercise price of $1.00 per share. The Warrants will be distributed as a dividend with respect to the common stock of the Company to shareholders of record as of __________, 1999. The Warrants are exercisable until June 30, 2002, provided this Prospectus is still current or has been updated.

     The offering will be managed by the Company without an underwriter, and the shares will be offered and sold by the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

     There is no assurance that all or any shares will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of Warrants will be exercised. All funds received upon the exercise of any Warrants will be immediately available to the Company for its use.

EXERCISE PROCEDURES

     The Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America in cash or by cashier's or certified check payable to the order of "Bronze Marketing, Inc., Warrant Exercise Account."

     All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying common stock. It is presently estimated that certificates for the shares of common stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                            LEGAL MATTERS

     To the knowledge of management, there is no material litigation pending or threatened against the Company. The validity of the issuance of the shares offered hereby will be passed upon for the Company by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                               EXPERTS

     The consolidated financial statements of the Company, included in this Prospectus have been examined by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
BRONZE MARKETING, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Bronze Marketing, Inc. [a development stage company] at December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998 and for the periods from inception on May 1, 1997 through December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Bronze Marketing, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the periods from inception through December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





March 17, 1999

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                                 BALANCE SHEET


                                    ASSETS

                                                      December 31,
                                                          1998
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                          $      24
  Advance receivable - related party                        9,000
  Interest receivable - related party                       2,554
                                                      ___________
        Total Current Assets                               11,578
                                                      ___________
OTHER ASSETS:
  Notes receivable - related party                         36,489
  Organization costs, net                                     666
                                                      ___________
        Total Other Assets                                 37,155
                                                      ___________
        Total Assets                                    $  48,733
                                                      ___________


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                      $       -
  Advance from shareholders                                14,000
                                                      ___________
                                                           14,000

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                              1,000
  Capital in excess of par value                           34,476
  Deficit accumulated during the
    development stage                                       (743)
                                                      ___________
        Total Stockholders' Equity                         34,733
                                                      ___________
                                                        $  48,733
                                                      ___________



   The accompanying notes are an integral part of this financial statement.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]


                           STATEMENTS OF OPERATIONS


                                                 From Inception
                                                   on May 1,
                                    For the       1997 Through
                                   Year Ended     December 31,
                                  December 31, __________________
                                      1998         1997    1998
                                  ___________  ________  ________

REVENUE:
  Sales Royalties                    $      -   $ 2,079   $ 2,079
  Interest Income                       2,554         -     2,554
                                  ___________  ________  ________

EXPENSES:
  General and Administrative          (3,058)   (2,318)   (5,376)
                                  ___________  ________  ________

LOSS BEFORE INCOME TAXES                (504)     (239)     (743)

CURRENT TAX EXPENSE                         -         -         -

DEFERRED TAX EXPENSE                        -         -         -
                                  ___________  ________  ________

NET LOSS                             $  (504)   $ (239)   $ (743)
                                  ___________  ________  ________

LOSS PER COMMON SHARE                $  (.00)   $ (.00)   $ (.00)
                                  ___________  ________  ________




















  The accompanying notes are an integral part of these financial statements.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' EQUITY

                   FROM THE DATE OF INCEPTION ON MAY 1, 1997

                           THROUGH DECEMBER 31, 1998



                                                                       Deficit
                      Preferred Stock Common Stock Capital Accumulated _______________ ___________________ in Excess During the
                                                            of Par   Development
                      Shares   Amount   Shares   Amount     Value       Stage
                      _______ _______ __________ ________ __________ ___________
BALANCE, May 1, 1997       -   $   -          -  $     -    $     -   $      -

Issuance of 900,000
 shares common stock
 for cash, May 7,
 1997 at $.006 per
 share                     -       -    900,000      900      4,500          -

Issuance of 100,000
 shares common stock
 for cash, July, 1997
 at $.35 per share, net
 of offering costs of
 $4,924                    -       -    100,000      100     29,976          -

Net loss for the
 period ended
 December 31, 1997         -       -          -        -          -       (239)
                      _______ _______ __________ ________ __________ ___________
BALANCE, December 31,
 1997                      -       -  1,000,000    1,000     34,476       (239)

Net loss for the
 period ended
 December 31, 1998         -       -          -        -          -       (504)
                      _______ _______ __________ ________ __________ ___________
BALANCE, December 31,
 1998                      -   $   -  1,000,000  $ 1,000    $34,476   $   (743)
                      _______ _______ __________ ________ __________ ___________


















   The accompanying notes are an integral part of this financial statement.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS

                                                        From Inception
                                                          on May 1,
                                          For the        1997 Through
                                         Year Ended      December 31,
                                        December 31,  _________________
                                            1998        1997    1998
                                        ____________  ________ ________
Cash Flows From Operating Activities:
  Net loss                               $    (504)    $ (239)  $ (743)
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
    Amortization Expense                       200        134      334
    Change in assets and liabilities:
      (Increase) decrease in interest
       receivable                           (2,554)         -   (2,554)
      Increase (decrease) in accounts
       payable                                (300)       300        -
                                        ____________  ________ ________
        Net Cash (Used) by Operating
         Activities                         (3,158)       195   (2,963)
                                        ____________  ________ ________
Cash Flows From Investing Activities:
  Payment of organization costs                  -     (1,000)  (1,000)
  (Increase) in note receivable -
   related party                                 -    (36,489) (36,489)
  (Increase) in advance receivable -
   related party                            (9,000)         -   (9,000)
                                        ____________  ________ ________
        Net Cash (Used) by Investing
         Activities                         (9,000)   (37,489) (46,489)
                                        ____________  ________ ________
Cash Flows From Financing Activities:
  Proceeds from common stock issuance            -     40,400   40,400
  Proceeds from advance from
   shareholder                              10,500      3,500   14,000
  Stock Offering Costs                           -     (4,924)  (4,924)
                                        ____________  ________ ________
        Net Cash Provided by Financing
         Activities                         10,500     38,976   49,476
                                        ____________  ________ ________
Net Increase (Decrease) in Cash             (1,658)     1,682       24

Cash at Beginning of Period                  1,682          -        -
                                        ____________  ________ ________
Cash at End of Period                    $      24     $1,682   $   24
                                        ____________  ________ ________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                             $       -     $    -   $    -
    Income taxes                         $       -     $    -   $    -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the year ended December 31, 1998:
     None

  For the period ended December 31, 1997:
     None

  The accompanying notes are an integral part of these financial statements.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on May 1, 1997. The Company initially engaged in the business of providing inventory financing to facilitate the marketing of bronze artwork and sculptures created by a relative of the Company's President. The Company received royalties from the sale of the Inventory. However, during 1998 the Company restructured its business plans and currently is holding interest bearing notes. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has not generated significant revenues and is considered a development stage company as defined in SFAS No. 7.

  Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method.

  Revenue Recognition - The Company recognizes revenue from sales royalties in the period when the underlying sales take place.

  Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earning per share when the effect is dilutive. [See Note 7]

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities." were recently issued. These accounting standards have no current applicability to the Company or their effect on the financial statements would not have been significant.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS


NOTE 2 - ADVANCES AND NOTE RECEIVABLE - RELATED PARTY

  During 1998, the Company made advances for the casting of sculptures amounting to $9,000. These amounts have not yet been secured by a note receivable and the Company has not accrued interest on the balance. The advances were made to an entity owned by the brother of the Company's President.

  During 1997, the Company made advances for the casting of sculptures amounting to $36,489. The advances were made to an entity owned by the brother of the Company's President. The advances were converted to a note receivable during January, 1998. The note provides for interest at 7 percent per annum and is due January 1, 2000. The note also provides for payments to be made as certain related sculptures are sold. As of December 31, 1998, no payments had been received on the Note.

NOTE 3 - CAPITAL STOCK

  Common Stock - During May, 1997, in connection with its organization, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $5,400 (or $.006 per share).

  Public Offering of Common Stock - The Company made a public offering of 100,000 shares of its previously authorized but unissued common stock. This offering was exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D as promulgated under the Securities Act of 1933, as amended. The offering price of $.35 per share was arbitrarily determined by the Company. The offering was managed by the Company without any underwriter. The shares were offered and sold by an officer of the Company, who received no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company incurred stock offering costs of $4,924 in connection with the stock offering. The stock offering costs have been netted against the proceeds of the public stock offering.

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 1998.

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 1998, an operating loss carryforward of approximately $700, which may be applied against future taxable income and which expires in various years through 2018.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]


  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward the Company has established a valuation allowance equal to the amount of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $250 as of December 31, 1998, with an offsetting valuation allowance at December 31, 1998 of the same amount. The change in the valuation allowance for 1998 is approximately $170.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company has not paid any compensation to its officers and directors.

  Office  Space  -  The  Company has not had a need to rent  office  space.   An
  officer/shareholder of the Company is allowing the Company to use her office as a mailing address, as needed, at no expense to the Company.

  Advance From Shareholders - During 1998, a shareholder of the Company advanced a total of $10,500 to the Company. The advances are due upon demand and do not accrue interest

  During 1997, two shareholders of the Company advanced a total of $3,500 to the Company. The advances are due upon demand and do not accrue interest.

  Marketing Arrangement - The Company had entered into an arrangement with the brother of the Company's President, who is a freelance artist and who has an inventory of original bronze sculptures which are being re-produced and marketed in limited editions. The Company raised capital to provide financing to produce limited edition bronze sculptures which will be placed in art studios and galleries on consignment. Upon the ultimate sale of the sculptures the Company was to receive the casting costs plus an amount from 3 to 7 percent of the underlying sales proceeds depending upon the level of sales achieved. As of December 31, 1997 the Company had received payments of $2,079 based on sales.

  Advance and Note Receivable - On January 1, 1998, the above marketing arrangement was amended and a note receivable for $36,489 was issued. The note matures on January 1, 2000 but provides for payments as sculptures are sold. The note also provides for interest at 7 percent per annum.

  During 1998 the Company made additional advances for the production of sculptures totaling $9,000 which have not yet been converted to a note payable. No interest has been accrued on the advances.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception, has current liabilities in excess of current assets of $2,422 and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 -LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock for the year ended December 31, 1998 and for the periods from inception through December 31, 1997 and 1998:

                                                              From Inception
                                                                on May 1,
                                                 For the       1997 Through
                                                Year Ended      December 31,
                                               December 31,  _________________
                                                   1998        1997     1998
                                               ____________  ________ ________
   Income (loss) from continuing operations
    applicable to  common stock                   $ (504)     $(239)  $ (743)

   Less: preferred dividends                           -          -        -
                                               ____________  ________ ________
   Income (loss) available to common
   Stockholders used in loss per share            $ (504)     $(239)  $ (743)
                                               ____________  ________ ________
   Weighted average number of common
   shares outstanding during the period used
    in earnings (loss) per share                1,000,000     956,590  982,608
                                               ____________  ________ ________

  Dilutive loss per share was not presented, as the Company had no common equivalent share for all periods presented that would effect the computation of diluted loss per share.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                                 BALANCE SHEET

                   [Unaudited - See Accountant's Disclaimer]

                                    ASSETS

                                                        March 31,
                                                          1999
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                          $       6
  Advance receivable - related party                        9,000
  Interest receivable                                       3,184
                                                      ___________
        Total Current Assets                               12,190

OTHER ASSETS:
  Notes receivable - related party                         36,489
  Organization costs, net                                     617
                                                      ___________
        Total Other Assets                                 37,106
                                                      ___________
                                                        $  49,296
                                                      ___________


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Advance from shareholders                             $  14,000
                                                      ___________


STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                              1,000
  Capital in excess of par value                           34,476
  Deficit accumulated during the
    development stage                                        (180)
                                                      ___________
        Total Stockholders' Equity                         35,296
                                                      ___________
                                                        $  49,296
                                                      ___________

   The accompanying notes are an integral part of this financial statement.

                             BRONZE MARKETING, INC.
                          [A Development Stage Company]


                            STATEMENT OF OPERATIONS

                   [Unaudited - See Accountant's Disclaimer]


                                         For the        From Inception
                                       Three Month        on May 1,
                                       Period Ended      1997 Through
                                      March 31, 1999    March 31, 1999
                                    ________________  ________________

REVENUE:
  Sales Royalties                        $       -         $   2,079
  Interest Income                              630             3,184
                                    ________________  ________________

EXPENSES:
  General and Administrative                    67             5,443
                                    ________________  ________________

INCOME (LOSS) BEFORE INCOME TAXES              563              (180)

CURRENT TAX EXPENSE                              -                 -

DEFERRED TAX EXPENSE                             -                 -
                                    ________________  ________________

NET INCOME (LOSS)                        $     563         $    (180)
                                    ________________  ________________

EARNINGS (LOSS) PER COMMON SHARE         $     .00         $    (.00)
                                    ________________  ________________















   The accompanying notes are an integral part of these financial statements.

                             BRONZE MARKETING, INC.
                          [A Development Stage Company]

                            STATEMENT OF CASH FLOWS

                   [Unaudited - See Accountant's Disclaimer]

                                             For the        From Inception
                                           Three Month        on May 1,
                                           Period Ended      1997 Through
                                          March 31, 1999    March 31, 1999
                                         ________________  ________________
Cash Flows From Operating Activities:
  Net income (loss)                         $      563       $     (180)
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
   Amortization Expense                             49              383
   Change in assets and liabilities
     (Increase) in interest receivable            (630)          (3,184)
                                         ________________  ________________
        Net Cash Used by Operating
         Activities                                (18)          (2,981)
                                         ________________  ________________
Cash Flows From Investing Activities:
  (Increase) in notes receivable -
   related party                                     -          (36,489)
  Payment of organization costs                      -           (1,000)
  (Increase) in advance receivable -
   related party                                     -           (9,000)

                                         ________________  ________________
        Net Cash Used by Investing
         Activities                                  -          (46,489)
                                         ________________  ________________
Cash Flows From Financing Activities:
  Proceeds from common stock issuance                -           40,400
  Proceeds from advance from shareholder             -           14,000
  Stock Offering Costs                               -           (4,924)
                                         ________________  ________________
        Net Cash Provided by Financing
         Activities                                  -           49,476
                                         ________________  ________________
Net Increase (decrease) in Cash                    (18)               6

Cash at Beginning of Period                         24                -
                                         ________________  ________________
Cash at End of Period                       $        6       $        6
                                         ________________  ________________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                                $        -       $        -
    Income taxes                            $        -       $        -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the period ended March 31, 1999:
       None



   The accompanying notes are an integral part of these financial statements.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on May 1, 1997. The Company initially engaged in the business of providing inventory financing to facilitate the marketing of bronze artwork and sculptures created by a relative of the Company's President. The Company received royalties from the sale of the Inventory. However, during 1998 the Company restructured its business plans and currently is holding interest bearing notes. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has not generated significant revenues and is considered a development stage company as defined in SFAS No. 7.

  Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method.

  Revenue Recognition - The Company recognizes revenue from sales royalties in the period when the underlying sales take place.

  Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earning per share when the effect is dilutive. [See Note 7]

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities." were recently issued. These accounting standards have no current applicability to the Company or their effect on the financial statements would not have been significant.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - ADVANCES AND NOTE RECEIVABLE - RELATED PARTY

  During 1998, the Company made advances for the casting of sculptures amounting to $9,000. These amounts have not yet been secured by a note receivable and the Company has not accrued interest on the balance. The advances were made to an entity owned by the brother of the Company's President. As of March 31, 1999, no payments had been received on the advances.

  During 1997, the Company made advances for the casting of sculptures amounting to $36,489. The advances were made to an entity owned by the brother of the Company's President. The advances were converted to a note receivable during January, 1998. The note provides for interest at 7 percent per annum and is due January 1, 2000. The note also provides for payments to be made as certain related sculptures are sold. As of March 31, 1999, no payments had been received on the Note.

NOTE 3 - CAPITAL STOCK

  Common Stock - During May, 1997, in connection with its organization, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $5,400 (or $.006 per share).

  Public Offering of Common Stock - The Company made a public offering of 100,000 shares of its previously authorized but unissued common stock. This offering was exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D as promulgated under the Securities Act of 1933, as amended. The offering price of $.35 per share was arbitrarily determined by the Company. The offering was managed by the Company without any underwriter. The shares were offered and sold by an officer of the Company, who received no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company incurred stock offering costs of $4,924 in connection with the stock offering. The stock offering costs have been netted against the proceeds of the public stock offering.

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at March 31, 1999.

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at March 31, 1999, an operating loss carryforward of approximately $180, which may be applied against future taxable income and which expires in various years through 2018.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]


  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward the Company has established a valuation allowance equal to the amount of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $60 as of December 31, 1998, with an offsetting valuation allowance at December 31, 1998 of the same amount. The change in the valuation allowance for the three months ended March 31, 1999 is approximately $190.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company has not paid any compensation to its officers and directors.

  Office  Space  -  The  Company has not had a need to rent  office  space.   An
  officer/shareholder of the Company is allowing the Company to use her office as a mailing address, as needed, at no expense to the Company.

  Advance From Shareholders - During 1998, a shareholder of the Company advanced a total of $10,500 to the Company. The advances are due upon demand and do not accrue interest

  During 1997, two shareholders of the Company advanced a total of $3,500 to the Company. The advances are due upon demand and do not accrue interest.

  Marketing Arrangement - The Company had entered into an arrangement with the brother of the Company's President, who is a freelance artist and who has an inventory of original bronze sculptures which are being re-produced and marketed in limited editions. The Company raised capital to provide financing to produce limited edition bronze sculptures which will be placed in art studios and galleries on consignment. Upon the ultimate sale of the sculptures the Company was to receive the casting costs plus an amount from 3 to 7 percent of the underlying sales proceeds depending upon the level of sales achieved. As of December 31, 1997 the Company had received payments of $2,079 based on sales.

  Advance and Note Receivable - On January 1, 1998, the above marketing arrangement was amended and a note receivable for $36,489 was issued. The note matures on January 1, 2000 but provides for payments as sculptures are sold. The note also provides for interest at 7 percent per annum. As of March 31, 1999 no payments have been received on the note.

  During 1998 the Company made additional advances for the production of sculptures totaling $9,000 which have not yet been converted to a note payable. No interest has been accrued on the advances. As of March 31, 1999 no payments have been received on the advances.

                            BRONZE MARKETING, INC.
                         [A Development Stage Company]

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception, has current liabilities in excess of current assets of $2,422 and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 -LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the period ended March 31, 1999 and for the period from inception through March 31, 1999:

                                          For the       From Inception
                                        Three Month        on May 1,
                                       Period Ended      1997 Through
                                      March 31, 1999    March 31, 1999
                                     ________________  ________________
  Income (loss) from continuing
   operations applicable to
   common stock                       $       563        $      (180)

  Less: preferred dividends                     -                  -
                                     ________________  ________________
  Income (loss) available to common
  stockholders used in  earnings
  (loss) per share                    $       563        $      (180)
                                     ________________  ________________
  Weighted average number of common
  shares outstanding during the
  period used in earnings (loss)
  per share                             1,000,000            984,847
                                     ________________  ________________

  Dilutive loss per share was not presented, as the Company had no common equivalent share for all periods presented that would effect the computation of diluted loss per share.

No dealer, salesman or other person is
authorized to give any information or to make any representations other that those contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


Until  [90 days after the date of this
prospectus],  all dealers effecting
transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.











                      BRONZE MARKETING, INC.



                         1,000,000 Shares








                           Common Stock






                            PROSPECTUS





                                        , 1999

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                        $   278.00
Blue sky fees and expenses                                    1,500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      15,000.00
Accounting fees and expenses                                  1,000.00
Transfer and Miscellaneous expenses                           2,000.00
                                                     -----------------
       Total                                               $ 20,000.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the organization of the Company, its officers, directors and other stockholders paid an aggregate of $5,400 cash to purchase 900,000 shares of Common Stock of the Company at a price of $.006 per share. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

     In July, 1997, the Company completed an offering under Regulation D,
Rule 504 as promulgated by the Securities and Exchange Commission and sold 100,000 shares of common stock, at $.35 per share, and raised gross proceeds of $35,000. These transactions were not registered under the Act in reliance on the exemption from registration in Section 3(b) of the Act, and Rule 504 of Regulation D promulgated thereunder. Form D was filed with the Securities and Exchange Commission.

ITEM 27.  EXHIBITS INDEX

SEC No.        Document                                        Exhibit No.

3              Articles of Incorporation                           3.1

3              By-Laws                                             3.2

4              Common Stock Specimen Certificate                   4.1

4              Form of Warrant Agreement                           4.2

4              Form of Warrant Certificate                         4.3

5,24           Opinion & Consent of Counsel                   5.1 & 24.1

23             Consent of Accountants                             23.1

27             Financial Data Schedules                             27


ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on July 20, 1999

BRONZE MARKETING, INC.

By: /s/Heather Hamby
     Heather Hamby, Chairman (Chief Executive/Financial Officer)


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature: /s/Heather Hamby                   Date: July 20, 1999
             Heather Hamby, Director